            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1998
                                                    Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                  (INCLUDING REGISTRATION OF SHARES FOR RESALE
                       BY MEANS OF A FORM S-3 PROSPECTUS)
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                               USWEB CORPORATION
               (Exact name of issuer as specified in its charter)

                                 -------------

     DELAWARE                                        87-0551650
(State of Incorporation)                (I.R.S. Employer Identification Number)

                         2880 LAKESIDE DRIVE, SUITE 300
                             SANTA CLARA, CA 95054
                    (Address of principal executive offices)

                                 -------------

                         1996 EQUITY COMPENSATION PLAN
                       1997 ACQUISITION STOCK OPTION PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 -------------

                                  CAROLYN AVER
        EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                               USWEB CORPORATION
                         2880 LAKESIDE DRIVE, SUITE 300
                             SANTA CLARA, CA 95054
                                 (408) 987-3200
(Name, address, including zip code and telephone number, including area code, of agent for service)

                                 -------------

                                    Copy to:
                               MARK BONHAM, ESQ.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 PAGE MILL ROAD
                          Palo Alto, California 94306

==================================================================================================================================
                        CALCULATION OF REGISTRATION FEE
==================================================================================================================================
           TITLE OF
          SECURITIES                        MAXIMUM AMOUNT TO BE                                                       AMOUNT OF
            TO BE                              REGISTERED(1)          PROPOSED MAXIMUM          PROPOSED MAXIMUM      REGISTRATION
          REGISTERED                               SHARE            OFFERING PRICE PER     AGGREGATE OFFERING PRICE      FEE(1)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
   To be issued under
     1996 Equity Compensation Plan.........   5,000,000 shares         $         18.66(2)      $ 93,310,379.90       $ 27,527
   To be issued under
     1997 Acquisition Stock Option Plan....  10,000,000 shares         $         18.56(3)      $185,625,000.00       $ 54,760
   To be issued under
     1997 Employee Stock Purchase Plan.....   2,831,798 shares         $         15.78(4)      $ 44,680,462.82       $ 13,181
   Issued under
     1997 Employee Stock Purchase Plan.....     168,202 shares         $         18.56(5)      $  3,122,249.63       $    922
   TOTAL                                     18,000,000 shares                                 $326,738,092.34       $ 96,390
==================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four subtotals. Note, USWeb Corporation filed a Registration Statement on Form S-8 (File No. 333-48543) on March 24, 1998, which registered among other things (i) 2,000,000 options and shares reserved for issuance under the 1996 Equity Compensation Plan and (ii) 10,000,000 options and shares reserved for issuance under the 1997 Acquisition Stock Option Plan. Accordingly, the calculation of the Registration Fee does not include any shares that were registered in connection with Registration Statement of Form S-8 File No. 333-48543.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee. The price of $18.66 per share represents the weighted average exercise price based of (a) the weighted average exercise price of the 640,360 unregistered shares subject to options currently outstanding under the 1996 Equity Compensation Plan of $19.34 per share, and (b) as to the 4,359,640 unregistered shares subject to future issuance under the 1996 Equity Compensation Plan, the estimated exercise price of $18.56 per share computed in accordance with Rule 457(h) by averaging the high and low prices of a share of USWeb Corporation Common Stock as reported in the Nasdaq National Market on June 2, 1998 (the "MARKET PRICE").
(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on the Market Price.
(4) The exercise price of $15.78 per share represents the estimated exercise price of the 2,831,798 shares subject to future issuance under the 1997 Employee Stock Purchase Plan, which is 85% of the Market Price. Pursuant to Section 2(m) of the 1997 Employee Stock Purchase Plan (Exhibit 4.5), shares are sold at 85% of the lesser of the fair market value of such shares on the Enrollment Date or on the Exercise Date.
(5) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on the Market Price.

===============================================================================

                                EXPLANATORY NOTE

     This Registration Statement relates to (i) 17,831,798 shares of Common Stock to be issued in the future upon the exercise of options or the purchase of stock under the Company's employee benefit plans and (ii) the resale of 168,202 shares of Common Stock previously issued under the Company's employee benefit plans.

                               USWEB CORPORATION

                                 168,202 Shares

                                  Common Stock

                                 -------------

     This Prospectus relates to 168,202 shares of the Common Stock (the "SHARES") of USWEB Corporation (the "COMPANY"), which may be offered from time to time by selling stockholders (the "SELLING STOCKHOLDERS") for their own accounts. The Company will receive no part of the proceeds from sales made hereunder. The Shares were acquired by the Selling Stockholders pursuant to the Company's employee benefit plans. The Shares may be offered by the Selling Stockholders from time to time in one or more transactions in the over-the-counter market at prices prevailing therein, in negotiated transactions at such prices as may be agreed upon, or in a combination of such methods of sale. See "Plan of Distribution." The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by the Company in connection with the registration and offering and not borne by the Selling Stockholders will be borne by the Company. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

                                 -------------

  THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.  SEE "RISK FACTORS"
                             COMMENCING ON PAGE 4.

                                 -------------

     The Common Stock is traded on The Nasdaq National Market under the Nasdaq symbol "USWB". On June 2, 1998, the last reported sale price of the Company's Common Stock was $18.25 per share.

 THESE SECURITIES HAVE NOT BEEN  APPROVED OR DISAPPROVED  BY THE SECURITIES
   AND EXCHANGE  COMMISSION OR ANY  STATE  SECURITIES COMMISSION NOR  HAS
    THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Securities and Exchange Commission (the "COMMISSION") may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See "Plan of Distribution."

                                 -------------

                  The date of this Prospectus is June 3, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Common Stock of the Company is listed on the Nasdaq National Market, and such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of Nasdaq Operations, 1735 K Street, NW, Washington, D.C. 20006.


     This Prospectus constitutes a part of a Registration Statement on Form S-8/S-3 (herein, together with all amendments and exhibits, referred to as the "REGISTRATION STATEMENT") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                     INFORMATION INCORPORATED BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Securities and Exchange
Commission:

          (1) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated December 5, 1997, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          (2) The Company's Quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed pursuant to Section 13 of the Exchange Act.

          (3) The Company's Annual Report on Form 10-K/A for the year ended December 31, 1997, as amended on April 14, 1998, filed pursuant to Section 13 of the Exchange Act.

          (4) The Company's Current Report on Form 8-K, dated March 13, 1998, filed pursuant to Section 13 of the Exchange Act.

          (5) Definitive Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 as filed with the Securities and Exchange Commission on April 28, 1998.

          (6) The Company's Post Effective Amendment No. 4 to Registration Statement on Form S-4 (File No. 333-38351) in the form declared effective on May 27, 1998, including the Prospectus dated May 20, 1998 as filed with such Registration Statement, as amended from time to time.

          All documents subsequently filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to Carolyn Aver, Executive Vice President and Chief Financial Officer, USWeb Corporation, 2880 Lakeside Drive, Suite 300, Santa Clara, CA 95054. The Company's telephone number at that location is (408) 987-3200.

                                  THE COMPANY

     The Company was incorporated in Utah in December 1995 and changed its jurisdiction of incorporation to Delaware in December 1997. The Company's principal executive offices are located at 2880 Lakeside Drive, Suite 300, Santa Clara, CA 95054; its Internet address is http://www.usweb.com and its telephone number is (408) 987-3200.


                           FORWARD LOOKING STATEMENTS

     This Prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act which are subject to the "safe harbor" created by those sections and are based on current expectations, estimates and projections about the Company's industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the Company's strategy, mission, acquisition program, opportunities and goals and the potential development of the market for Intranet, Extranet and Web site solutions and services.

     These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Such risks and uncertainties include those set forth herein under "Risk Factors," as well as those noted in the documents incorporated herein by reference. Forward-looking statements not specifically set forth above may also be found in other sections of this Prospectus. Actual results could differ materially and adversely from those discussed in the forward-looking statements as a result of certain factors, including those discussed in "Risk Factors" and elsewhere in this Prospectus and the documents and information incorporated by reference. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


                                  RISK FACTORS

     The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Common Stock offered hereby.

     Limited Operating History; Accumulated Deficit. The Company was founded in December 1995 and enrolled its first franchisee ("Affiliate") in April 1996. Accordingly, the Company has only a limited operating history on which to base an evaluation of its business and prospects. The Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such an Internet professional services. Such risks for the Company include, but are not limited to, an evolving business model and the management of both internal and acquisition-based growth. To address these risks, the Company must, among other things, continue to expand its network of consulting offices, continue to develop the strength and quality of its operations, maximize the value delivered to clients by the USWeb Internet Strategy and Solutions Center (the "Strategy and Solutions Center"), enhance the USWeb brand, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that the Company will be successful in meeting these challenges and addressing such risks and the failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition.

     The Company has incurred net losses since inception and as of March 31, 1998, had an accumulated deficit of $88.5 million. Although the Company has experienced revenue growth in recent months, such growth rates may not be sustainable or indicative of future operating results. In addition, the Company intends to continue to invest heavily in acquisitions, infrastructure development and marketing. As a result, the Company expects to continue to incur substantial operating losses at least through the remainder of 1998, and there can be no assurance that the Company will achieve or sustain profitability.

     Risks Related to Acquisitions. A key component of the Company's growth strategy is the acquisition of Internet professional service firms that meet the Company's criteria for revenues, profitability, growth potential and operating strategy. The successful implementation of this strategy depends on the Company's ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with those of the Company. As of May 19, 1998, the Company had acquired 26 companies and three additional acquisitions were probable. There can be no assurance that the Company will be able to continue to identify additional suitable acquisition candidates or that the Company will be able to acquire such candidates on acceptable terms. Moreover, in pursuing acquisition opportunities the Company may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than the Company. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on the Company's reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expense resulting from newly hired employees, the diversion of management attention, potential disputes with the sellers of one or more acquired entities and the possible failure to retain key acquired personnel. Client satisfaction or performance problems with an acquired firm could also have a material adverse impact on the reputation of the Company as a whole, and any acquired subsidiary could significantly underperform relative to the Company's expectations. Because all of the Company's acquisitions have beeen completed since March 1997, the Company is currently facing all of these challenges and its ability to meet them over the long term has not been established. For all these reasons, the Company's pursuit of an overall acquisition strategy or any individual completed, pending or future acquisition may have a material adverse effect on the Company's business, results of operations and financial condition. To the extent the Company chooses to use cash consideration for acquisitions in the future, the Company may be required to obtain additional financing, and there can be no assurance that such financing will be available on favorable terms, if at all. As the Company issues stock to complete future acquisitions, existing stockholders will experience further ownership dilution.

     Potential Fluctuations in Quarterly Results. As a result of the Company's limited operating history, rapid growth and the emerging nature of the markets in which it competes, the Company's historical financial data is of limited value in planning future operating expenses. Accordingly, the Company's expense levels are based in part on its expectations concerning future revenues and are fixed to a large extent. The Company's revenues are derived primarily from consulting fees for

Internet solution engagements, which are difficult to forecast accurately. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for the Company's services could have an immediate and material adverse effect on the Company's business, results of operations and financial condition. Further, the Company intends to increase its business development and marketing expenses significantly to expand operations and enhance the Company's brand name and to increase other operating expenses as required to build the Strategy and Solutions Center and support the operations of the Company's consulting offices. To the extent that such expenses precede or are not rapidly followed by increased revenues, the Company's business, results of operations and financial condition may be materially adversely affected.

     The Company's quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside the Company's control. These factors include the level of demand for Intranet, Extranet and Web site development; the productivity of the Company's consulting offices; the Company's success in finding and acquiring suitable acquisition candidates; the Company's ability to attract and retain personnel with the necessary strategic, technical and creative skills required to service clients effectively; the cost of advertising and related media; the amount and timing of expenditures by USWeb clients for Internet professional services; client budgetary cycles; the amount and timing of capital expenditures and other costs relating to the expansion of the Company's operations; the introduction of new products or services by the Company or its competitors; pricing changes in the industry; technical difficulties with respect to the use of the Internet; economic conditions specific to Internet technology usage; government regulation and legal developments regarding the use of the Internet; and general economic conditions. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service, technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on the Company's business, results of operations and financial condition. The Company may also experience seasonality in its business in the future, resulting in diminished revenues to the Company as a consequence of decreased demand for Internet professional services during summer and year-end vacation and holiday periods. Due to all of the foregoing factors, in some future quarter the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Company's Common Stock would likely be materially and adversely affected and litigation may ensue.

     Recruitment and Retention of Internet Solutions Professionals. The Company's business of delivering Internet professional services is labor intensive. Accordingly, the Company's success depends in part on its ability to identify, hire, train and retain consulting professionals who can provide the Internet strategy, technology, marketing, audience development and creative skills required by clients. There is currently a shortage of such personnel, and this shortage is likely to continue for the foreseeable future. The Company competes intensely for qualified personnel with other companies, and there can be no assurance that the Company will be able to attract, assimilate or retain other highly qualified technical, marketing and managerial personnel in the future. The inability to attract and retain the necessary technical, marketing and managerial personnel would have a material adverse effect on the Company's business, results of operations and financial condition.

     Competition; Low Barriers to Entry. The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future. The Company's competitors can be divided into several groups: computer hardware and service vendors such as International Business Machines Corporation ("IBM"), Digital Equipment Corporation ("DEC") and Hewlett-Packard

Company ("Hewlett-Packard"); advertising and media agencies such as CKS Group, Inc. ("CKS"), Foote, Cone & Belding and Ogilvy & Mather; Internet integrators and Web presence providers such as iXL Holding, Inc. ("iXL"), Organic Online, Inc. ("Organic Online'), Poppe Tyson and Proxicom, Inc. ("Proxicom"); large information technology consulting service providers such as Andersen Consulting, Cambridge Technology Partners and Electronic Data Systems Corporation ("EDS"); telecommunications companies such as AT&T Corporation ("AT&T") and MCI Communications Group ("MCI"); Internet and online service providers such as America Online Incorporated ("America Online"), NETCOM On-Line Communications Services Inc. ("NETCOM") and UUNet Technologies, Inc. ("UUNet"); and software vendors such as Lotus Development Corporation ("Lotus"), Microsoft Corporation ("Microsoft"), Netscape Communications Corp. ("Netscape"), Novell, Inc. ("Novell") and Oracle Corporation ("Oracle"). Although only a few of these competitors have to date offered a full range of Internet professional services, several have announced their intention to offer comprehensive Internet technology solutions. Furthermore, most of the Company's current and potential competitors have longer operating histories, larger installed customer bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than the Company, and could decide at any time to increase their resource commitments to the Company's market. In addition, the market for Intranet, Extranet and Web site development is relatively new and subject to continuing definition, and, as a result, may better position the Company's competitors to compete in this market as it matures. Competition of the type described above could materially adversely affect the Company's business, results of operations and financial condition.

     There are relatively low barriers to entry into the Company's business. Because professional services firms such as the Company rely on the skill of their personnel and the quality of their client service, the Company has no patented technology that would preclude or inhibit competitors from entering the Internet professional services market. The Company expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on the Company's business, results of operations and financial condition.

     Management of Growth; Integration of Acquisitions. The Company's rapid growth has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational, financial and other resources. As of March 31, 1998, the Company had grown to 813 employees since its inception in December 1995, and the Company expects that continued hiring of new personnel will be required to support its business. The Company's future success will depend, in part, upon its ability to manage its growth effectively, which will require that the Company continue to implement and improve its operational, administrative and financial and accounting systems and controls and to expand, train and manage its employee base. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to achieve the rapid execution necessary to exploit the market for the Company's business model. Furthermore, the Company's future performance will depend on the Company's ability to integrate the organizations acquired by the Company, which, even if successful, may take a significant period of time, will place a significant strain on the Company's resources, and could subject the Company to additional expenses during the integration process. As a result, there can be no assurance that the Company will be able to integrate acquired businesses successfully or in a timely manner in accordance with its strategic objectives. If the Company is unable to manage internal or acquisition-based growth effectively, the Company's business, results of operations and financial condition will be materially adversely affected.

     Dilution. The Company also has outstanding a large number of stock options and warrants to purchase the Company's Common Stock with exercise prices significantly below the initial public offering price. To the extent such options or warrants are exercised, there will be further dilution. The Company expects to continue its acquisition program through at least the end of 1998, and pursuant to a "shelf" Registration Statement on Form S-4 (File No. 333-38351) has registered 16,666,667 shares of its Common Stock that the Company has issued, has committed to issue or intends to issue as acquisition consideration in addition to granting substantial stock options and stock bonuses to the employees of the acquired companies. Furthermore, the Company may be required, pursuant to the terms of the definitive acquisition agreements, to issue additional shares, stock options and stock bonuses to the stockholders and employees of the acquired companies at each of six and twelve months after acquisition of the acquired companies. Although the Company's experience to date with such additional issuances has not resulted in significant changes, they could be material in the future. For these reasons, the Company's acquisition program will result in further substantial ownership dilution to investors.

     Uncertain Maintenance and Strengthening of the USWeb Brand. The Company believes that maintaining and strengthening the USWeb brand is an important aspect of its efforts to attract clients and that the importance of brand recognition will increase due to the increasing number of companies entering the market for Internet professional services. Promoting and positioning the USWeb brand will depend largely on the success of the Company's marketing efforts and the ability of the Company to provide high quality, reliable and cost effective Internet solution strategy consulting, analysis and design, technology development, implementation and integration, audience development and maintenance services. If clients do not perceive the Company's services as meeting their needs, or if the Company fails to market those services effectively, the Company will be unsuccessful in maintaining and strengthening its brand. In addition, while the Company centralizes its marketing efforts, it provides client service through the individual consulting offices and client dissatisfaction with the performance of a single office could tarnish the perception of the USWeb brand as a whole. Furthermore, in order to promote the USWeb brand in response to competitive pressures, the Company may find it necessary to increase its marketing budget or otherwise increase its financial commitment to creating and maintaining brand loyalty among clients. If the Company fails to promote and maintain its brand, or incurs excessive expenses in an attempt to promote and maintain its brand, the Company's business, results of operations and financial condition will be materially adversely affected.

     Reliance Upon Key Strategic Relationships. The Company has established a number of strategic relationships with leading hardware and software companies, including Intel Corporation ("Intel"), Microsoft, Hewlett-Packard, Pandesic LLC ("Pandesic," the Internet company from Intel and SAP America Inc. ("SAP")), Sun Microsystems, Inc. ("Sun Microsystems") and Reuters Ltd. ("Reuters"). The loss of any one of these strategic relationships would deprive the Company of the opportunity to gain early access to leading-edge technology, cooperatively market products with the vendor, cross-sell additional services and gain enhanced access to vendor training and support. Maintenance of the Company's strategic relationships is based primarily on an ongoing mutual business opportunity and a good overall working relationship. The legal contracts associated with these relationships, certain of which are terminable at-will by the parties, would not be sufficient to force the strategic relationship to continue effectively if that were otherwise not in the strategic partners' best interests. In the event that any strategic relationship is terminated, the Company's business, results of operations and financial condition may be materially adversely affected.

     Uncertain Adoption of Internet Solutions; Dependence on Client Outsourcing. The market for the Company's services will depend upon the adoption of Internet solutions by companies to improve their business processes. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, lack of development of complementary products, such as high speed modems and high speed communication lines, implementation of competing technology, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, governmental regulation, or other reasons. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and volume of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. Moreover, critical issues concerning the use of Internet solutions (including security, reliability, cost, ease of deployment and administration and quality of service) remain unresolved and may affect the growth of the use of such technologies to solve business problems. The adoption of Internet solutions for commerce and communications, particularly by those individuals and enterprises that have historically relied on alternative means of commerce and communication, generally requires the acceptance of a new way of conducting business and exchanging information, which may be difficult for those with substantial investments in alternate means that might be made obsolete. If critical issues concerning the ability of Internet solutions to improve business processes are not resolved or if the necessary infrastructure is not developed, the Company's business, results of operations and financial condition will be materially adversely affected.

     Even if these issues are resolved, there can be no assurance that businesses will elect to outsource the design, development and maintenance of their Intranets, Extranets and Web sites to Internet professional services firms. Companies may decide to assign the design, development and implementation of Internet solutions to their Internal information technology divisions, which have ready access to both key client decision makers and the information required to prepare proposals for such solutions. If independent providers of Internet professional services prove to be unreliable, ineffective or too expensive, or if software companies develop tools that are sufficiently user-friendly and cost-effective, enterprises may choose to design, develop or maintain all or part of their Intranets, Extranets or Web sites in-house. If the market for the Company's services does not continue to develop or develops more slowly than expected, or if the Company's services do not achieve market acceptance, the Company's business, results of operations and financial condition will be materially adversely affected.

     Rapid Technological Change. The market for Internet professional services is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new processes and technologies and evolving industry standards and practices that could render the Company's existing service practices and methodologies obsolete. The Company's success will depend, in part, on its ability to improve its existing services, develop new services and solutions that address the increasingly sophisticated and varied needs of its current and prospective clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings. There can be no assurance that the Company will be successful in responding quickly, cost-effectively and sufficiently to these developments. If the Company is unable, for technical, financial or other reasons, to adapt in a timely manner in response to changing market conditions or client requirements, its business, results of operations and financial condition would be materially adversely affected.

     Risks Associated with International Operations and Expansion. The Company intends to expand its operations into international markets. However, to date the Company has acquired only two businesses with consulting offices outside of the United States and has no experience in either managing an international network of consulting offices or in marketing services to international clients. The Company expects to incur significant costs to do both. If revenues from international consulting offices are not adequate to offset the expenses of establishing and maintaining an international network and of localizing the Company's marketing programs, the Company's business, results of operations and financial condition could be materially adversely affected. There can be no assurance that the Company will be able to establish and maintain international consulting offices or market its services to international clients. In addition to the uncertainty as to the Company's ability to generate revenues from foreign operations and expand its international presence, there are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, export and import restrictions, tariffs and other trade barriers; difficulties in staffing and managing foreign operations; potentially adverse differences in business customs, practices and norms; longer payment cycles; problems in collecting accounts receivable; political instability; fluctuations in currency exchange rates; software piracy; seasonal reductions in business activity; and potentially adverse tax consequences, any of which could adversely affect the Company's international operations. There can be no assurance that one or more of the factors described above will not have a material adverse effect on the Company's future international operations and, consequently, on the Company's business, results of operations and financial condition.

     Risks of Fixed-Price Engagements. The Company intends to increase the percentage of its engagements that are billed on a fixed-price basis, as well as the percentage of revenues derived from fixed-price engagements, as distinguished from the Company's current principal method of billing on a time and materials basis. To date, the Company has had only limited experience with fixed-price engagements. The Company's failure to estimate accurately the sources and time required for an engagement, to manage client expectations effectively regarding the scope of services to be delivered for the estimated fees or to complete fixed-price engagements within budget, on time and to clients' satisfaction would expose the Company to risks associated with cost overruns and, in certain cases, penalties, any of which could have a material adverse effect on the Company's business, results of operations and financial condition.

     Risks of Franchising. USWeb has entered into franchise agreements with Affiliates, which manage a number of its consulting offices. While these agreements permit the Company to terminate the franchise relationship if an Affiliate continues to under perform relative to other Affiliates, such an Affiliate must be given at least 12 months to improve its performance. Consequently, a significantly underperforming Affiliate could adversely affect the Company's reputation. In addition, a terminated Affiliate may refuse to comply with the terms of the franchise agreement relating to relinquishment of the USWeb brand and other Company intellectual property or initiate litigation against the Company. The operational autonomy granted to each Affiliate through the franchise structure, together with the absence of certain territorial restrictions on its activities, may inhibit the Company's control over its market presence or enable the Affiliate to compete with Company-owned offices for client engagements. Further, despite implementation of contractual safeguards and insurance against such a possibility, USWeb may be held by a court to be responsible for some action or liability of an Affiliate. Varying rights and protections under different state laws, lack of control of Affiliate actions, or findings of vicarious liability for Affiliate actions could have a material adverse effect on the Company's business, operating results and financial condition. In addition, if a significant portion of the Affiliates chose not to work cooperatively, or if any significant Affiliate or group of Affiliates were to leave the USWeb network, the network would be correspondingly weaker. Furthermore, although for a period of two years after the end of the Affiliate relationship the Affiliate and key persons associated with the Affiliate are prohibited from certain activities in competition with USWeb and from soliciting USWeb employees for alternate employment, enforceability of these restrictions will vary depending on applicable state law. To the extent that the action or inaction of any Affiliate proves deleterious to the reputation associated with the USWeb brand, the Company's business, results of operations and financial condition could be materially adversely affected.

     Dependence on Key Personnel. The Company's performance is substantially dependent on the continued services and on the performance of its executive officers and other key employees, many of whom have worked together for only a short period of time. Particularly in light of the Company's relatively early stage of development, the Company is dependent on retaining and motivating highly qualified personnel, especially its senior management. The Company does not have "key person" life insurance policies on any of its executive officers. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations or financial condition of the Company.

     Intellectual Property Risks. The Company regards its copyrights, trademarks, trade secrets (including its methodologies, practices and tools) and other intellectual property rights as critical to its success. To protect its rights in these various intellectual properties, the Company relies on a combination of trademark and copyright law, trade secret protection and confidentiality agreements and other contractual arrangements with its employees, Affiliates, clients, strategic partners, acquisition targets and others to protect its proprietary rights. The Company has also registered several of its trademarks in the U.S. and internationally. Effective trademark, copyright and trade secret protection may not be available in every country in which the Company offers or intends to offer its services. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the Company's copyrights, trademarks and similar proprietary rights, or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its rights. In addition, although the Company believes that its proprietary rights do not infringe on the intellectual property rights of others, there can be no assurance that other parties will not assert Infringement claims against the Company. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

     Potential Liability to Clients. Many of the Company's consulting engagements involve the development, implementation and maintenance of applications that are critical to the operations of its clients' businesses.
The Company's failure or inability to meet a client's expectations in the performance of its services could injure the Company's business reputation or result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. In addition, the Company aggregates and makes available through the Strategy and Solutions Center methodologies, technologies and content which may include confidential or proprietary client information. Although the Company has implemented policies to prevent such client information from being disclosed to unauthorized parties or used inappropriately, any such unauthorized disclosure or use could result in a claim for substantial damages. The Company attempts to limit contractually its damages arising from negligent acts, errors, mistakes or omissions in rendering Internet professional services; however there can be no assurance that any contractual protections will be enforceable in all instances or would otherwise protect the Company from liability for damages. Although the Company maintains general liability insurance coverage, including coverage for errors and omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against the Company that are uninsured, exceed available insurance coverage or result in changes to the Company's insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirements, could adversely affect the Company's business, results of operations and financial condition.

     Year 2000 Compliance. Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems and software used by many companies, including customers and potential customers of the Company, may need to be upgraded to comply with such "Year 2000" requirements. Although the Company believes that its internal systems are Year 2000 compliant, failure to provide Year 2000 compliant business solutions to its customers could have a material adverse effect on the Company's business, results of operations and financial condition. Furthermore, the Company believes that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase products and services such as those offered by the Company, which could result in a material adverse effect on the Company's business, results of operations and financial condition.

     Future Capital Needs; Uncertainty of Additional Financing. The Company currently anticipates that its available cash resources and credit facilities, combined with the net proceeds to the Company from its initial and follow-on public offerings, will be sufficient to meet its presently anticipated working capital and capital expenditure requirements through at least the first quarter of fiscal 1999. However, the Company may need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. The Company's future liquidity and capital requirements will depend upon numerous factors, including the success of the Company's existing and new service offerings and competing technological and market developments. The Company may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that such additional funding, if needed, will be available on terms acceptable to the Company, or at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants, which may limit the Company's operating flexibility with respect to certain business matters. Strategic arrangements, if necessary to raise additional funds, may require the Company to relinquish its rights to certain of its intellectual property. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. If adequate funds are not available on acceptable terms, the Company may be unable to develop or enhance its services and products, take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on the Company's business, results of operations and financial condition.

     Government Regulation and Legal Uncertainties. The Company is not currently subject to direct government regulation, other than pursuant to certain franchising regulations, the securities laws and the regulations thereunder applicable to all publicly owned companies, and laws and regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is likely that a number of laws and regulations may be adopted at the local, state, national or international levels with respect to the Internet covering issues such as user privacy, freedom of expression, pricing of products and services, taxation, advertising, intellectual property rights, information security or the convergence of traditional communications services with Internet communications. For example, the Telecommunications Act of 1996 imposes criminal penalties on anyone who distributes obscene or indecent communications over the Internet. Although the anti-indecency provisions of the Telecommunications Act have been declared unconstitutional by the federal courts, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of the Internet and therefore demand for the Company's services. In addition, because of the growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market, which regulations could negatively affect client demand for Internet solutions that facilitate electronic commerce. Moreover, the adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's services or increase the cost of doing business or in some other manner have a material adverse effect on the Company's business, results of operations or financial condition. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace which could reduce demand for the Company's services or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a material adverse effect on the Company's business, results of operations and financial condition.

     Volatility of Stock Price. Prior to the Company's initial public offering, there was no public market for the Company's Common Stock. The market price of the Company's Common Stock has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors, changes in financial estimates by securities analysts, or other events or factors. In addition, the stock market, which has recently been at or near historic highs, has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies and that often have been unrelated to the operating performance of such companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Company's business, operating results and financial condition.

     Effect of Certain Charter Provisions; Antitakeover Effects of Certificate of Incorporation, Bylaws and Delaware Law. The Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plans to issue shares of Preferred Stock. Further, certain provisions of the Company's Amended and Restated Certificate of

Incorporation and Bylaws and of Delaware law could delay or make difficult a merger, tender offer or proxy contest involving the Company.

     Concentration of Stock Ownership. The present directors, executive officers and their respective affiliates of the Company beneficially own a substantial portion of the outstanding Common Stock. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See "Selling Stockholders" and "Plan of Distribution" described below.


                              SELLING STOCKHOLDERS

     Except as otherwise set forth below, none of the Selling Stockholders is an executive officer or director of the Company and none of the Selling Stockholders beneficially own individually more than 1% of the outstanding Common Stock of the Company prior to this offering. All of the shares of Common Stock beneficially owned by the Selling Stockholders were issued upon exercise of stock options granted under the Company's 1997 Employee Stock Purchase Plan. The following table shows the names of the Selling Stockholders and the number of shares of Common Stock to be sold by them pursuant to this Prospectus.

                                                                 NUMBER OF
                     NAME                                       SHARES SOLD
                     ----                                       -----------
Abantao, R......................................................   341
Abbrat, R.......................................................   116
Acker, C........................................................    74
Acquaviva, J....................................................   105
Anderson, A.....................................................   303
Andrews, M......................................................    94
Anton, P........................................................ 1,078
Aquino, R.......................................................    50
Arasu, V........................................................   690
Ashman, E.......................................................   995
Bai, W..........................................................   176
Balmaseda, R....................................................   653
Bandy, M........................................................   401
Barabash, M.....................................................   843
Behling, S......................................................   470
Behn, D.........................................................   416
Benninger, J....................................................   223
Berenson, D.....................................................   213
Bernstein, J....................................................   345
Biggs, W........................................................   539
Blank, J........................................................    73
Bloomquist, J...................................................   333
Blum, J.........................................................   405
Bobo, C.........................................................   501

                                                                 NUMBER OF
                     NAME                                       SHARES SOLD
                     ----                                       -----------
Bogana, G.......................................................   259
Borchard, G..................................................... 1,070
Boyd, C. F......................................................   653
Boyd, C. B......................................................   130
Bradford, E.....................................................   892
Bramscher, C.................................................... 1,176
Brauer, C.......................................................   224
Brezinski, D....................................................   155
Brick, M........................................................   210
Brisko, S.......................................................    94
Brooks, S.......................................................   413
Brophy, J....................................................... 1,194
Browning, C.....................................................   254
Brunings, J.....................................................   398
Buccino, A......................................................   523
Burke, K........................................................   428
Caldwell, H.....................................................   380
Camenzuli, K....................................................   448
Canare, G.......................................................   177
Caprio, B.......................................................   236
Cariapa, M......................................................   539
Carlin, W....................................................... 1,000
Casper, K.......................................................   277
Centers, R......................................................   745
Chacon, M.......................................................    74
Chaine, O.......................................................   490
Champlin, A.....................................................    78
Chen, H.........................................................   261
Chiang, A.......................................................   150
Chiuminatto, M.................................................. 1,058
Choksi, P.......................................................   326
Christ, J.......................................................   876
Christner, B....................................................   441
Clark, M........................................................ 1,254
Clore, V........................................................   245
Coffin, J.......................................................   605
Colee, M........................................................   276
Collins, A...................................................... 1,176

                                                                 NUMBER OF
                     NAME                                       SHARES SOLD
                     ----                                       -----------
Collins, M...................................................... 1,176
Collins, P...................................................... 1,378
Comfort, C......................................................   215
Copper, K.......................................................    53
Coraci, M.......................................................    20
Corey, T.(1).................................................... 1,960
Cottrell, R.....................................................   400
Cox, P..........................................................   212
Crandall, C..................................................... 1,596
Crawford, T.....................................................   232
Crumpton, D.....................................................    81
Cummings, L.....................................................   196
Cuthrell, S..................................................... 1,753
Davis, T........................................................   575
Dearing, G......................................................   387
Dennis, D.......................................................    98
Dickerson, J....................................................    91
Doak, J.........................................................   219
Donahoe, D......................................................   438
Doyle, M........................................................ 1,289
Dubin, J........................................................   265
Duckett, J...................................................... 1,188
Duran, T........................................................   292
Dwoskin, J......................................................   392
Dwoskin, J......................................................   392
Elliott, C......................................................   294
Ellis, S........................................................   311
Engle, J........................................................   490
Ericsson, R.....................................................   245
Erts, J.........................................................   107
Espinas, J......................................................   263
Esposito, J.....................................................   382
Esselink, A.....................................................   260
Fennessey, P....................................................   980
Ficklin, I......................................................   686
Finnan, J.......................................................   125
Firmage, J. (2)................................................. 1,960
Fleming, G......................................................   143

                                                                 NUMBER OF
                     NAME                                       SHARES SOLD
                     ----                                       -----------
Fogelberg, E....................................................   758
Foral, A........................................................   226
Foss, L.........................................................   179
Frankland, K....................................................   882
Frattura, R.....................................................   326
Frederick, M....................................................   356
Frey, C.........................................................   483
Frombach, E.....................................................   147
Fromson, M......................................................   157
Fulton, T.......................................................   331
Galbreath, L....................................................   392
Garbe, K........................................................ 1,960
Garcia, T.......................................................   226
Garrett, J......................................................   114
Gaushell, R.....................................................   122
Geis, P.........................................................   340
Geller, L.......................................................    70
Gentner, S......................................................   600
Getty, N........................................................    22
Gibbs, L........................................................   243
Gibson, G.......................................................   588
Gideon, T.......................................................   179
Gil, M..........................................................   312
Gilligan, R.....................................................   662
Gilpin, B....................................................... 1,254
Gilroy, S.......................................................    62
Gilson, R.......................................................   310
Giron, T........................................................   138
Glantz, J.......................................................   568
Goldberg, L.....................................................   440
Goldman, J......................................................   934
Gordon, S.......................................................   555
Gray, M.........................................................   490
Greenberg, I....................................................   294
Greene, J.......................................................   513
Greig, E........................................................   228
Grimm, B........................................................   611
Guerrero, A.....................................................   447

                                                                 NUMBER OF
                     NAME                                       SHARES SOLD
                     ----                                       -----------
Gull, M.........................................................   784
Gustafson, J....................................................   188
Hackney, I......................................................   145
Halstead, T.....................................................   578
Hantin, R.......................................................   345
Harlin, S.......................................................   195
Harmon, D.......................................................   296
Harmon, J.......................................................   287
Harper, C.......................................................    49
Hawkinson, A.................................................... 1,265
Hawthorne, B....................................................   647
Hebert, P.......................................................   210
Heffernan, J. (3)............................................... 1,568
Herrera, N......................................................   269
Hinckley, K.....................................................   882
Hoang, K........................................................   106
Hoffman, J......................................................   637
Holmen, M.......................................................   184
Howard, J.......................................................   526
Hoyt, B.........................................................   339
Hudson, D.......................................................   148
Hudson, M.......................................................    59
Hughes, M.......................................................   558
Hurzeler, B.....................................................    88
Inman, K........................................................    36
Iyer, M.........................................................   484
Jacobson, T.....................................................   271
Jarvis, C.......................................................   254
Jeffris, B......................................................   768
John, G......................................................... 1,147
Jones, J........................................................   671
Juedes, P.......................................................   272
Kahn, M.........................................................   227
Kane, W......................................................... 1,176
Kaplan, L.......................................................   306
Kaplinsky, A....................................................   647
Karakala, V.....................................................   637
Keala, L........................................................ 1,411

                                                                 NUMBER OF
                     NAME                                       SHARES SOLD
                     ----                                       -----------
Keller, A.......................................................   343
Kempka, D....................................................... 1,235
Kennedy, L......................................................    54
Kerr, G.........................................................   892
Kester, D....................................................... 1,058
Kightly, P......................................................   193
Kim, A..........................................................   352
Kim, A..........................................................   441
Kim, J..........................................................   415
King, M.........................................................   382
Klem, K.........................................................   226
Kmetz, K........................................................    86
Kotewicz, K.....................................................   196
Kowalski, K.....................................................   118
Kropp, M........................................................   245
Kucerka, P......................................................   107
Labbe, J........................................................   522
Ladner, M.......................................................   411
Lally, S........................................................   169
Lamoureaux, E...................................................   515
Larkins, J......................................................   342
Lee, A..........................................................    92
Lee, J..........................................................   140
Lee, L..........................................................   735
Levy, A......................................................... 1,078
Lewis, G........................................................   784
Lin, S..........................................................   274
Lindberg, S.....................................................   181
Lopez, G........................................................   372
Lucchesi, L.....................................................   381
Lucena, J....................................................... 1,176
Lucero, M.......................................................   901
Lupke, M........................................................ 1,176
Ma, J...........................................................   456
MacCarthy, B....................................................    78
Mageras, J......................................................   134
Magoffin, C.....................................................   656
Maner, W........................................................   287

                                                                 NUMBER OF
                     NAME                                       SHARES SOLD
                     ----                                       -----------
Marien, M.......................................................    69
Markus, S.......................................................   211
Mascha, M.......................................................   807
Mathias, R......................................................   196
Matsuda, L......................................................   666
Maulhardt, P....................................................   141
Maxfield, A.....................................................    78
Mayer, D........................................................   566
McBay, G........................................................   216
McCracken, P....................................................   931
McCulloch, E....................................................    54
McKeague, D.....................................................   296
McKee, D........................................................   176
McKeen, M.......................................................   205
Miller, B.......................................................   890
Miller, S.......................................................    88
Minter, A.......................................................   882
Mooney, J.......................................................   637
Moshell, M......................................................   249
Mudd, D.........................................................   503
Murdoch, L......................................................    27
Murphy, B.......................................................   635
Myers, G........................................................    25
Ng, K...........................................................   560
Niccoli, T......................................................   823
Niver, D........................................................   251
Nober, J........................................................   406
Norris, D.......................................................    52
Olczak, V.......................................................    35
Ollendorff, M...................................................   250
Ottoman, C......................................................   260
Pae, D..........................................................   601
Palacios, R.....................................................    18
Papador, J......................................................   167
Paras, L........................................................   225
Parsley, M......................................................   201
Patel, R........................................................   187
Patel, T........................................................ 1,176

                                                                 NUMBER OF
                     NAME                                       SHARES SOLD
                     ----                                       -----------
Paul, H.........................................................   119
Peace, S........................................................   552
Peters, B.......................................................   384
Peterson, J.....................................................    74
Petralia, K.....................................................   462
Petras, M.......................................................    32
Pickering, D....................................................   637
Price, T........................................................    82
Punwasi, K......................................................   833
Quigley, C......................................................    92
Radcliffe, J....................................................    59
Rakov, S........................................................   399
Ramachandran, A.................................................   747
Ramirez, M......................................................    68
Ramos, D........................................................   182
Raniere, C......................................................   577
Rathell, B......................................................    46
Riley, D........................................................   152
Rodes, J........................................................   112
Ross, J......................................................... 1,127
Ross, T.........................................................   892
Roth, S.........................................................   270
Rothenberg, N...................................................   985
Royston, B......................................................   840
Rudd, C.........................................................   735
Russell, S......................................................   686
Ryan, L.........................................................   323
Ryan, S.........................................................   619
Salter, M.......................................................    59
San Filippo, F..................................................   856
Sasso, R........................................................   161
Saul, E.........................................................   188
Sawchenko, S....................................................   174
Saylor, C.......................................................   588
Schaefer, K..................................................... 1,137
Schmidt, S......................................................   224
Schneider, B....................................................    66
Schueler, J.....................................................   326

                                                                 NUMBER OF
                     NAME                                       SHARES SOLD
                     ----                                       -----------
Schwab, J.......................................................    44
Schwager, K.....................................................   549
Schweninger, B..................................................   151
Sedwick, N......................................................   735
Segal, S........................................................   392
Seifert, D......................................................   637
Shaw, K.........................................................    37
Sheehan, M......................................................   157
Shenkerman, R................................................... 1,031
Shevock, K......................................................   441
Shih, C.........................................................   686
Shussett, M.....................................................   163
Simmons, M......................................................   209
Simon, P........................................................    54
Smart, J........................................................   166
Smart, W........................................................   686
Smith, B........................................................   960
Smith, K........................................................   185
Smyczek, M......................................................   392
Soares, V.......................................................   232
Sohoni, B.......................................................   629
Solomon, K......................................................   229
Sorra, M........................................................   130
Sotiriades, D...................................................   401
Sparrow, H......................................................   229
Speicher, S.....................................................   585
Spragens, J.....................................................   637
Stafura, J......................................................   980
Stafura, P......................................................   392
Stevens, J......................................................   512
Stevens, P...................................................... 1,101
Stokes, J.......................................................   160
Sulak, A........................................................   257
Sutter, C.......................................................   418
Suttle, G.......................................................   475
Sweis, D........................................................   110
Szabados, E.....................................................   392
Szeto, E........................................................   282

                                                                 NUMBER OF
                     NAME                                       SHARES SOLD
                     ----                                       -----------
Taubman, A......................................................   522
Taylor, C....................................................... 1,558
Tebelak, E......................................................   686
Teper, M........................................................   417
Thompson, N.....................................................   529
Thornhill, G....................................................   168
Thorsen, K......................................................   131
Todd, D.........................................................   526
Tomlinson, A....................................................   199
Travis, E.......................................................   148
Tsuchitani, W................................................... 1,333
Turitz, A.......................................................   128
Upchurch, T..................................................... 1,962
Uyemura, J......................................................    13
Vail, T......................................................... 1,274
Varosy, C.......................................................   588
Vath, B.........................................................    59
Vierra, J.......................................................   217
Vincent, C......................................................    88
Wagner, K.......................................................   588
Waineo, J.......................................................   164
Waldon, L.......................................................   356
Walker, F.......................................................   282
Walker, L.......................................................    78
Webster, J......................................................   352
Welch, C........................................................   137
Wells, K........................................................   200
Widdicombe, G...................................................   377
Wiegley, J......................................................   337
Willard, W......................................................   119
Williams, T.....................................................    43
Winter, B.......................................................   424
Wise, R......................................................... 1,470
Wong, C.........................................................   137
Wong, C.........................................................   298
Wong, R.........................................................   632
Wood, K.........................................................   324
Woodbery, E.....................................................   154

                                                                 NUMBER OF
                     NAME                                       SHARES SOLD
                     ----                                       -----------
Woodrow, J......................................................   784
Woods, J........................................................   313
Woodward, T.....................................................    40
Wu, S...........................................................   323
Wu, S...........................................................   606
Wyatt, T........................................................   115
Wygand, R.......................................................   268
Wylupski, W.....................................................    39
Wysocki-Ashleigh, M.............................................    19
Yanko, C........................................................    32
Yeh, T..........................................................   295
Yoshina, C......................................................   228
Zeis, W.........................................................    24
Zhang, W........................................................   265
Ziegler, C......................................................   119
Zingler, B......................................................   115


(1) Mr. Tobin Corey co-founded the Company in December 1995 and has served as its President since June 1996. Prior to June 1996, Mr. Corey served as its Executive Vice President, Marketing. As of the date of this Prospectus, Mr. Corey owns 648,812 (1.7%) of the outstanding shares of the Company's Common stock, including 105,000 shares issuable upon exercise of stock options exercisable within 60 days of this filing.
(2) Mr. Joseph Firmage co-founded the company in December 1995 and has served as its Chairman and Chief Executive Officer since that time. As of the date of this Prospectus, Mr. Firmage owns 1,016,007 (2.7%) of the outstanding shares of the Company's Common Stock, including 105,000 shares issuable upon exercise of stock options exercisable within 60 days of this filing.
(3) Mr. James Heffernan co-founded the company in December 1995 and has served as a Director since that time. Since May 1998 Mr. Heffernan has also served as a consultant to the Company. From December 1995 to May 1998, Mr. Heffernan served as the Company's Executive Vice President, Chief Financial Officer and Secretary. As of the date of this Prospectus, Mr. Heffernan owns 606,041 (1.6%) of the outstanding shares of the Company's Common stock, including 60,000 shares issuable upon exercise of stock options exercisable within 60 days of this filing.


                              PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the Shares offered hereby from time to time in the over-the-counter market and that sales will be made at prices prevailing in the public market at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. Further, the Selling Stockholders may choose to dispose of the Shares offered hereby by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

     Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and from any purchaser of shares in such transaction). Usual and customary brokerage fees will be paid by the Selling Stockholder. Broker-dealers may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.


     The Company has advised the Selling Stockholders that the anti-manipulative rules of Regulation M under the Exchange Act may apply to sales in the market and has informed them of the possible need for delivery of copies of this Prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase Shares as principal, any profits received on the resale of such Shares, may be deemed to be underwriting discounts and commissions under the Securities Act.


     If applicable, upon the Company's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of Shares involved, the price at which such Shares were sold by the Selling Stockholders, the commissions paid or discounts or concessions allowed by the Selling Stockholders to such broker-dealer(s), and, where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus. Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus. There can be no assurance that the Selling Stockholders will sell any or all of the Shares of Common Stock offered hereunder.


                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the issuance of the Shares will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Attorneys employed by Wilson Sonsini Goodrich & Rosati, Professional Corporation, or investment partnerships of which they are beneficial owners, hold 7,430 shares of Common Stock.



                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Post Effective Amendment No. 4 to its Registration Statement on Form S-4 (Registration No. 333-38351), in the form declared effective on May 27, 1998, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation, the Company's Bylaws, Section 145 of the Delaware General Corporation Law and the form of indemnification agreement entered into between the Company and certain of its directors and its officers, subject to certain conditions, authorize the Company to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

     The underwriting Agreement with respect to the initial public offering made under the Company's Registration Statement on Form S-1 (File No. 333-36827), dated December 5, 1998, provides, and the Underwriting Agreement with respect to the follow-on offering made under the Company's Registration Statement on Form S-1 (File No. 333-46821), initially filed on February 24, 1998, as amended from time to time, and any associated registration statement filed pursuant to Rule 462, provides, for indemnification by the Underwriters and their controlling persons, on the one hand, and of the Company and its controlling persons on the other hand, for certain liabilities arising under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or otherwise.

     The Company has obtained directors' and officers' insurance providing indemnification for certain of the Company's directors, officers, affiliates, partners or employees for certain liabilities.

     The Company has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and executive officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

     At present, there is no material pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification is expected to be required or permitted. The Company is not aware of any material threatened litigation or proceeding that might result in a claim for such indemnification.

================================================================================

No person is authorized in connection with any offering made by this prospectus to give any information or to make any representations not contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the company, any selling stockholder or by any other person. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the shares offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale of or offer to sell the shares made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.



                               TABLE OF CONTENTS





                                                                            Page

Available Information.......................................................   2
Information Incorporated By Reference.......................................   2
The Company.................................................................   4
Forward-Looking Statements..................................................   4
Risk Factors................................................................   4
Use of Proceeds.............................................................  15
Selling Stockholders........................................................  15
Plan of Distribution........................................................  25
Legal Matters...............................................................  26
Experts.....................................................................  26


================================================================================

================================================================================

                               USWEB CORPORATION



                                Common Stock

================================================================================
                                 PROSPECTUS
================================================================================

                                June 3, 1998

================================================================================




--------------------------------------------------------------------------------

                     REGISTRATION STATEMENT ON FORM S-8/S-3

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission by USWeb Corporation (the "COMPANY") are hereby incorporated by reference in this Registration Statement:

          (1) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated December 5, 1997, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including any amendment or report filed for the purpose of updating such description.

          (2) The Company's Quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed pursuant to Section 13 of the Exchange Act.

          (3) The Company's Annual Report on Form 10-K/A for the year ended December 31, 1997, as amended on April 14, 1998, filed pursuant to Section 13 of the Exchange Act.

          (4) The Company's Current Report on Form 8-K, dated March 13, 1998, filed pursuant to Section 13 of the Exchange Act.

          (5) Definitive Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 as filed with the Securities and Exchange Commission on April 28, 1998.

          (6) The Company's Post Effective Amendment No. 4 to Registration Statement on Form S-4 (File No. 333-38351) in the form declared effective on May 27, 1998, including the Prospectus dated May 20, 1998 as filed with such Registration Statement, as amended from time to time.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     On the filing date of this Registration Statement, certain members of counsel to the Registrant, Wilson Sonsini Goodrich & Rosati, Professional Corporation and investment partnerships of which such persons are partners, beneficially own 7,430 shares of the company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation, the Company's Bylaws, Section 145 of the Delaware General Corporation Law and the form of indemnification agreement entered into between the Company and certain of its directors and officers, subject to certain conditions, authorize the Company to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

     The Underwriting Agreement with respect to the initial public offering made under the Company's Registration Statement on Form S-1 (File No. 333-36827), dated December 5, 1997, provides, and the Underwriting Agreement with respect to the follow-on offering made under the Company's Registration Statement on Form S-1 (File No. 333-46821), initially filed on February 24, 1998, as amended from time to time, and any associated registration statement filed pursuant to Rule 462, provides, for indemnification by the Underwriters and their controlling persons, on the one hand, and of the Company and its controlling persons on the other hand, for certain liabilities arising under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or otherwise.

     The Company has obtained directors' and officers' insurance providing indemnification for certain of the Company's directors, officers, affiliates, partners or employees for certain liabilities.

     The Company has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

     At present, there is no material pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification is expected to be required or permitted. The Company is not aware of any material threatened litigation or proceeding that might result in a claim for such indemnification.

     See also the undertakings set out in response to Item 9 herein.

ITEM 7.   EXEMPTION  FROM  REGISTRATION CLAIMED.

     The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed exempt from registration under the Securities Act in reliance upon
Section 4(2) of the Securities Act.

ITEM 8.  EXHIBITS.


    EXHIBIT
    NUMBER                          DESCRIPTION
--------------   --------------------------------------------------------------
      4.1*       Form of Registrant's Signing Warrant.
      4.2*       Form of Registrant's AGR Warrant.
      4.3+       Description of Acquisition Related Employee Stock Bonuses.
      4.4        1996 Equity Compensation Plan.
      4.5        1997 Employee Stock Purchase Plan.
      4.6        1997 Acquisition Stock Option Plan.
      5.1        Opinion of counsel as to legality of securities being
                 registered.
     23.1        Consent of counsel (contained in Exhibit 5.1)
     23.2        Consent of Independent Accountants.
     24.1        Power of Attorney (see page 33).

-------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-36827).

+ Incorporated by reference to the Registrant's Registration Statement on Form S-8 (File No. 333-48543).

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 3rd day of June, 1998.

                                    USWEB CORPORATION


                                    /s/ Joseph P. Firmage
                                    ---------------------
                                    Joseph P. Firmage
                                    Chief Executive Officer


                              POWER  OF  ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Firmage and Carolyn Aver, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Report has been signed below by the following persons on behalf of the Registrant in the capacities and on the date indicated.

        SIGNATURE                                       TITLE                                      DATE
-----------------------    ------------------------------------------------------------      -------------
/s/ Joseph P. Firmage      Chief Executive  Officer (Principal Executive Officer) and        June 3, 1998
-----------------------    Chairman of the Board
Joseph P. Firmage


/s/ Carolyn Aver           Chief  Financial  Officer (Principal Accounting and Financial     June 3, 1998
-----------------------    Officer), Executive Vice President and Secretary
Carolyn Aver


/s/ Tobin Corey            President and Director                                            June 3, 1998
-----------------------
Tobin Corey

/s/ Jeffrey Ballowe        Director                                                          June 3, 1998
-----------------------
Jeffrey Ballowe

/s/ Robert Hoff            Director                                                          June 3, 1998
-----------------------
Robert Hoff

/s/ Gary Rieschel          Director                                                          June 3, 1998
-----------------------
Gary Rieschel

/s/ Barry Rubenstein       Director                                                          June 3, 1998
-----------------------
Barry Rubenstein

/s/ James Heffernan        Director                                                          June 3, 1998
-----------------------
James Heffernan

                               USWEB CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


    EXHIBIT
    NUMBER                          DESCRIPTION
--------------   --------------------------------------------------------------
      4.1*       Form of Registrant's Signing Warrant.
      4.2*       Form of Registrant's AGR Warrant.
      4.3+       Description of Acquisition Related Employee Stock Bonuses.
      4.4        1996 Equity Compensation Plan.
      4.5        1997 Employee Stock Purchase Plan.
      4.6        1997 Acquisition Stock Option Plan.
      5.1        Opinion of counsel as to legality of securities being
                 registered.
     23.1        Consent of counsel (contained in Exhibit 5.1)
     23.2        Consent of Independent Accountants.
     24.1        Power of Attorney (see page 33).

-------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-36827).

+ Incorporated by reference to the Registrant's Registration Statement on Form S-8 (File No. 333-48543).